Exhibit 10.(j)

FOURTH MODIFICATION AGREEMENT

THIS FOURTH MODIFICATION AGREEMENT (the “Agreement”) is made and entered into effective as of the 30th day of August, 2010, by and among (i) SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called “Borrower”); (ii) SAUL CENTERS, INC., a Maryland corporation, BRIGGS CHANEY PLAZA, LLC, a Maryland limited liability company, and KENTLANDS LOT 1, LLC, a Maryland limited liability company (collectively, “Guarantor”; Borrower and Guarantor are herein sometimes collectively referred to as the “Borrower Parties”), (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent and sole lead arranger (“Agent”); (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agent (“Syndication Agent”), and (v) U.S. BANK NATIONAL ASSOCIATION (“US Bank”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), COMPASS BANK (“Compass”), CAPITAL ONE, N.A. (successor by merger to Chevy Chase Bank, F.S.B., “Capital One”; together with US Bank, Wells Fargo, Compass and any other lenders who are now or who may hereafter become parties to this Agreement, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Lenders have extended an unsecured line of credit (the “Loan”) to Borrower in the current maximum principal amount of One Hundred Fifty Million and 00/100th Dollars ($150,000,000.00) (the “Loan Amount”), as evidenced as of the date hereof by (i) that certain Unsecured Revolving Promissory Note dated as of December 19, 2007 executed by Borrower in favor of US Bank, in the principal amount of Fifty-Five Million and 00/100th Dollars ($55,000,000.00) (“US Bank Note”), (ii) that certain Unsecured Revolving Promissory Note dated as of December 19, 2007 executed by Borrower in favor of Wells Fargo, in the principal amount of Forty-Five Million and 00/100th Dollars ($45,000,000.00) (“Wells Fargo Note”), (iii) that certain Unsecured Revolving Promissory Note dated as of December 19, 2007 executed by Borrower in favor of Compass, in the principal amount of Twenty Million and 00/100th Dollars ($20,000,000.00) (“Compass Note”), and (iv) that certain Unsecured Revolving Promissory Note dated as of July 28, 2009 executed by Borrower in favor of Capital One, in the principal amount of Thirty Million and 00/100th Dollars ($30,000,000.00) (“Capital One Note”; the US Bank Note, the Wells Fargo Note, the Compass Note, and the Capital One Note are herein collectively referred to as the “Promissory Note”);

WHEREAS, the Promissory Note is issued pursuant to that certain Revolving Credit Agreement dated as of December 19, 2007 relating to the Loan (the “Original Credit Agreement”), as amended by that certain Modification Agreement dated as of April 30, 2009, that certain Second Modification Agreement dated as of July 9, 2009, and that certain Third Modification Agreement dated as of July 28, 2009 (such agreements, together with the Original Credit Agreement, the “Credit Agreement”);

WHEREAS, Borrower’s obligations under the Promissory Note are guarantied by Guarantor pursuant to those certain Guaranties, each dated as of December 19, 2007 (as may be amended, collectively, the “Guaranty”);

WHEREAS, the Borrower, Guarantor, Agent, the Syndication Agent and the Lenders have agreed to modify the terms of the Loan, as hereinafter set forth (the Promissory Note, the Credit Agreement, and the Guaranty, together with all other documents evidencing the Loan, all modifications and amendments of any of the foregoing and any document required hereunder or thereunder, are collectively referred to herein as the “Loan Documents”);

WHEREAS, each party desires to acknowledge and evidence its agreement to such modifications of the Loan and to reaffirm its obligations under the Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

1. Incorporation of Recitals. The recitals set forth hereinabove are incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2. Modification of Credit Agreement.

(a) The last sentence of Section 1.1 of the Credit Agreement is hereby corrected to replace the undefined term “Total Revolving Commitment” with the words “aggregate Loan Availability”.

(b) Section 5.8(G) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Constant Carried Test. The ratio of Adjusted EBITDA for the then immediately preceding twelve (12) full calendar months to the sum of Total Adjusted Outstanding Indebtedness plus undrawn Loan Availability, shall be greater than 12.5%; provided however that (x) with respect to Real Estate Assets which, as of the Calculation Date, Borrower or an Approved Subsidiary has owned for more than three (3) months but less than one (1) year, Adjusted EBITDA shall be annualized based upon the most recent three-month period, (y) with respect to Real Estate Assets which, as of the Calculation Date, Borrower or an Approved Subsidiary has owned for less than three (3) months, Adjusted EBITDA shall be annualized based upon the budgeted Adjusted EBITDA for the first three (3) month period following acquisition, as determined by Borrower and subject to review and approval by Agent (which approval shall not unreasonably be withheld), discounted to ninety five percent (95%) of such amount (provided that if such discounted amount with respect to such Real Estate Assets owned for less than three (3) months would represent an increase of 10% or greater to the then aggregate Adjusted EBITDA, Borrower’s determination of budgeted Adjusted EBITDA for such Real Estate Asset shall also be subject to the review and approval of Majority Lenders, which approval shall not be unreasonably withheld), and (z) with respect to Real Estate Assets which, as of the Calculation Date, have been in operation for less than one (1) year but which Borrower or an Approved Subsidiary has owned for at least one (1) year, Adjusted EBITDA shall be annualized based upon the most recent three (3) month period.

(c) Section 2.B.3.B of the Credit Agreement is hereby amended to add the following phrase at the end of such sentence: “and, if applicable, Section 2.B.3.I.”

(d) A new Section 2.B.3.I is hereby added to the Credit Agreement as follows:

I. For any period of determination, Loan Availability shall be reduced by the portion thereof, if any, that would cause Borrower to fail to comply with the covenant set forth in Section 5.8(G) of this Agreement.

3. Representations and Warranties under Loan Documents. Borrower and Guarantor hereby represent and warrant that the Loan Documents to which they are a party, as modified hereby, are valid, binding and enforceable; that no default, event of default, breach or failure of condition has occurred and is continuing, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement); that no consents or approvals which have not been previously obtained are required in order to make this Agreement valid, binding and enforceable against the parties hereto; and that all representations and warranties herein and in the other Loan Documents are true and correct in all material respects, which representations and warranties shall survive execution of this Agreement, as and to the extent provided herein and therein.

4. Reaffirmation of Guaranty. Each Guarantor hereby reaffirms its obligations under its Guaranty, and its waivers, as set forth therein, and agrees and confirms that its Guaranty secures the Loan. Each Guarantor hereby certifies that its Guaranty remains in full force and effect and is valid, binding and enforceable, that there exist no defaults, offsets or defenses thereunder, or any event which, with the giving of notice, passage of time or both would constitute a default, offset or defense thereunder. Each Guarantor further reaffirms that its obligations under its Guaranty are separate and distinct from Borrower’s obligations under the Loan Documents.

5. Conditions Precedent. The following are conditions precedent to the effectiveness of this Agreement:

(a) Receipt and approval by Agent of the executed originals of this Agreement, and any and all other documents and agreements which are required by this Agreement, each in form and content acceptable to Agent;

(b) Payment by Borrower or reimbursement to Agent by Borrower at settlement of Agent’s costs and expenses reasonably incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ fees; and

(c) Borrower shall have provided to Agent certifications, in form and substance acceptable to the Agent, certifying that there have been no changes in the organizational documents of the Borrower or Guarantor or providing copies of any such changes for review and approval by the Agent, together with a certificate of good standing from the state in which Borrower and each Guarantor is organized.

6. Ratification of Loan Documents. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note, the Credit Agreement, the Modification Agreement or in any of the other Loan Documents or affect or impair any rights, powers, or remedies of Agent, it being the intent of the parties hereto that the provisions of the Note, the Credit Agreement and the other Loan Documents shall continue in full force and effect, except as expressly modified hereby. All of the terms and conditions of the Loan Documents are hereby ratified and confirmed by Borrower for all purposes and in all respects.

7. Definitions. From and after the date hereof, references in the Credit Agreement, the Note or any of the other Loan Documents to the term “Loan Documents” shall mean and refer to the “Loan Documents”, as defined therein, as modified pursuant to this Modification Agreement.

Unless the context otherwise requires, references in the Loan Documents to the “Credit Agreement” and terms of similar import shall, from and after the date hereof, mean and refer to the Credit Agreement, as modified hereby.

8. No Additional Modification. Except as expressly modified hereby, all of the terms and conditions of the Loan Documents remain in full force and effect, subject to no offsets or defenses, and are hereby ratified and confirmed for all purposes and in all respects. Except as otherwise provided herein, all capitalized terms of this Agreement shall have the same meaning as in the Credit Agreement.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall have the force and effect of an original, and all of which shall constitute but one document.

10. No Novation. Neither this Agreement nor anything contained herein shall be construed as a substitution or novation of Borrower’s indebtedness to Agent and the Lenders, which shall remain in full force and effect, as hereby confirmed, modified, supplemented and restated.

11. Waiver and Release. Borrower and Guarantor each acknowledges and agrees that: (i) it has no claim or cause of action against Agent and/or any Lender (or any of their directors, officers, employees or agents) in connection with this Agreement, the Credit Agreement or any of the other Loan Documents; (ii) it has no offset right, counterclaim or defense of any kind against any of its obligations under the Loan Documents; and (iii) Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrower and the Guarantor in connection with this Agreement, the Credit Agreement and all of the other Loan Documents. Agent, Lenders, Borrower and Guarantor desire to eliminate any possibility or implication that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of Agent’s and/or Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, Borrower and Guarantor unconditionally release, waive and forever discharge (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of Agent and/or the Lenders to the Borrower or the Guarantor in connection with this Agreement, the Credit Agreement or any of the other Loan Documents, except the obligations to be performed by Agent and the Lenders for the Borrower or the Guarantor as expressly stated in this Agreement, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrower or the Guarantor might otherwise have against Agent and/or the Lenders or any of their directors, officers, employees or agents, in either case (A) or (B), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof in connection with this Agreement, the Credit Agreement or any of the other Loan Documents.

12. Waiver of Automatic Stay. Agent shall be and is entitled to, and Borrower and Guarantor hereby consent to, relief from the stay imposed by Section 362 of the Bankruptcy Code, as amended, in any applicable proceeding. Borrower and Guarantor represent, warrant and agree that (i) it is a sophisticated commercial party experienced in transactions similar to the transaction contemplated herein and is represented by counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by Borrower in its sole discretion, (ii) it has been advised of, and discussed with its counsel, alternatives to entering into this Agreement, including without limitation, a petition for relief under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A., and it has determined that the transactions described herein are more favorable to it than such alternatives, (iii) it has been given good and valuable consideration for the waiver described in this Section 13, (iv) it has not entered into this Agreement with the intention, expectation or belief that its performance in accordance with the terms this Agreement will adversely affect Borrower’s secured or unsecured creditors other than Agent and the Lenders, and (vi) it is entering into this Agreement with a reasonable, good faith expectation that it will be able to otherwise perform and satisfy its obligations in respect of this Agreement, the Loan and the Loan Documents together with its obligations to its secured and unsecured creditors other than the Lenders, if any, as and when such obligations become due.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed and ensealed this Agreement as of the day and year first above written.

BORROWER:

SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership

By:	Saul Centers, Inc., a Maryland corporation, its sole general partner

	By:	/s/ Thomas H. McCormick
		Name:	Thomas H. McCormick
		Its:	Senior Vice President

GUARANTOR:

SAUL CENTERS, INC., a Maryland corporation

By:	/s/ Thomas H. McCormick
	Name:	Thomas H. McCormick
	Title:	Senior Vice President

GUARANTOR:

BRIGGS CHANEY PLAZA, LLC, a Maryland limited liability company

By:	Saul Centers, Inc., a Maryland corporation, its Manager

	By:	/s/ Thomas H. McCormick
		Name:	Thomas H. McCormick
		Title:	Senior Vice President

GUARANTOR:

KENTLANDS LOT 1, LLC, a Maryland limited liability company

By:	Saul Centers, Inc., a Maryland corporation, its Manager

	By:	/s/ Thomas H. McCormick
		Name:	Thomas H. McCormick
		Title:	Senior Vice President

AGENT AND LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ A. Jeffrey Jacobson
	Name:	A. Jeffrey Jacobson
	Title:	Senior Vice President

SYNDICATION AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Sturiale
	Name:	Joseph Sturiale
	Title:	Senior Vice President

LENDER:

COMPASS BANK

By:	/s/ S. K. Gorman
	Name:	S. K. Gorman
	Title:	Senior Vice President

LENDER:

CAPITAL ONE, N.A., successor by merger to Chevy Chase Bank, F.S.B.

By:	/s/ Michael Antonelli
	Name:	Michael Antonelli
	Title:	Senior Vice President